Exhibit 10.4

                       REGISTRATION AND LEAKOUT AGREEMENT



January 1, 2008



NexHorizon Communications, Inc.
9737 Wadsworth Parkway
Westminster, CO 80021

Gentlemen:

The undersigned, Chula Vista Cable, Ltd. ("CVC") is a beneficial owner of 2,125,000 shares of the Series A Preferred Stock of NexHorizon Communications, Inc, the successor in interest of NexHorizon Communications, Inc. (the "Company"), par value $.0001 per share (the "Shares"). The Shares are acquired as part of that certain Purchase and Sale Agreement (the "Agreement"), between the Company and Barbara Altbaum General Partner and owner of Chula Vista Cable, Ltd. ("Chula," the Acquired Assets or the "Seller"); the General Partners of Chula, (each a "Partner" and together, the "Partners"). As part of the consideration included in the Agreement and in consideration herefore, the Company agrees to provide the undersigned "piggyback" registration rights to cause the Conversion Shares to be included in those shares proposed to be registered by the Company in the filing of a registration statement (the
"Registration Statement"), under the Securities Act of 1933, as amended, with the US Securities and Exchange Commission (the "SEC") at any time commencing twelve months after date hereof. In consideration for these registration rights, undersigned has agreed to execute and deliver to the Company this "leak-out" agreement applicable to the Conversion Shares and agrees to the terms and conditions contained herein below.

The undersigned, CVC, does agree, for the benefit of the Company, that should an order of effectiveness be issued by the SEC on such Registration Statement, the undersigned will not, without the prior written consent of the Company, in its sole discretion offer to sell, sell assign, pledge, hypothecate, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Conversion Shares owned by the undersigned, or subsequently acquired through the exercise of any options, warrants or rights, or conversion of any other security, or by reason of any stock split or other distribution of stock, or grant options, rights or warrants with respect to any such Conversion Shares, during the twelve (12) month period commencing on the effective date of the Registration Statement, except as follows: The undersigned, CVC, shall have the right, but not the obligation, to sell an amount of Conversion Shares equal to up to 1% of the Company's issued and outstanding common shares every ninety (90) days. Additional Shares may only be sold by the undersigned with the consent of the Company, in its sole discretion. Furthermore, the undersigned will permit all certificates evidencing the Conversion Shares to be endorsed with the appropriate restrictive legends and will consent to the placement of appropriate stop transfer orders with the transfer agent of the Company.


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Notwithstanding the foregoing, the undersigned may sell or dispose of the Shares or Conversion Shares, provided that such sale or disposition is a privately negotiated transaction, the transaction is in compliance with federal and state securities laws and other applicable laws in the written opinion of counsel to the undersigned, CVC, which counsel must be acceptable to the Company and its counsel, and the acquiror of the Shares or Conversion Shares executes a letter agreement with the Company substantially identical to the terms contained herein.

AGREED:

CHULA VISTA CABLE, LTD.,
a California Limited Partnership
396 E Street
Chula Vista, CA 91910


By:
    --------------------------------------
         Barbara Altbaum
         President & General Partner


NEXHORIZON COMMUNICATIONS, INC.,
a Delaware Corporation



By:
    --------------------------------------
         Calvin D. Smiley, Sr.
         President & CEO





Number of shares                    2,125,000 Series A Preferred Stock
Stock owned                         Chula Vista Cable, Ltd.